SCHEDULE 14A

(Rule 14a)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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	Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☒	Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COMPUTER TASK GROUP, INCORPORATED

(Name of Registrant as Specified in its Charter)

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COMPUTER TASK GROUP, INCORPORATED

April 4, 2007

Dear Fellow Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 9, 2007 at 10:00 a.m.

Your proxy card is enclosed. Please indicate your voting instructions and sign, date and mail the proxy promptly in the return envelope.

Sincerely,

James R. Boldt

Chairman and

Chief Executive Officer

COMPUTER TASK GROUP, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2007

Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 9, 2007, at 10:00 a.m. for the following purposes:

1. To elect three members of the Board of Directors, whose terms are described in the proxy statement.

2. To consider approval and ratification of an amendment to the Computer Task Group, Incorporated Nonqualified Key Employee Deferred Compensation Plan.

3. To consider and act upon any other matters that may be brought before the meeting or any adjournment thereof.

We have selected the close of business on March 23, 2007 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York

April 4, 2007

By Order of the Board of Directors,

Peter P. Radetich

Senior Vice President, Secretary

            and General Counsel

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being mailed on or about April 4, 2007, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated of proxies to be voted at the annual meeting of shareholders on May 9, 2007, and any adjournment or postponement of the meeting. The mailing address of the Company’s executive office is 800 Delaware Avenue, Buffalo, New York 14209.

The Board has selected the close of business on March 23, 2007 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 19,961,582 shares of common stock, par value $.01 per share.

Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting.

Under the New York Business Corporation Law (“BCL”) and the Company’s By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority exercises its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company’s By-laws, the directors standing for election may be elected by a plurality of the votes cast. For voting purposes, all votes cast “for,” “against,” “abstain,” or “withhold authority” will be counted in accordance with such instructions as to each item. Broker non-votes will not be counted for any item.

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The terms for two Class I directors will expire at the 2007 annual meeting. Directors elected to Class I at the 2007 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2010 and until their successors are elected and qualified.

The Board has decided to move Mr. Beitzel from Class I into Class II. If elected, Mr. Beitzel will hold office for a one-year term expiring at the annual meeting of shareholders in 2008. The shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees:

•	Class I Directors—Randolph A. Marks and Randall L. Clark

•	Class II Director—George B. Beitzel

All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

Nominees for Class I Directors Whose Terms Expire in 2010

Randolph A. Marks

Mr. Marks, 71, is co-founder of the Company and is an independent business consultant. From 1985 to September 1990, Mr. Marks served as Chairman of the Board of American Brass Company. Mr. Marks was engaged by the Company as a consultant from March, 1984, until his retirement from the Company in December, 1985. Prior to March, 1984, Mr. Marks served as Chairman of the Board and Chief Executive Officer of the Company commencing in June, 1979, and prior thereto as Chairman of the Board and President of the Company from the time of its organization in 1966. Mr. Marks has been a Director of CTG since 1966.

Randall L. Clark

Mr. Clark, 63, has been the Chairman of the Board of Directors of Dunn Tire LLC since 1996. From 1992 to 1996, Mr. Clark was the Executive Vice President and Chief Operating Officer of Pratt & Lambert United Inc. From 1985 to 1991 Mr. Clark served as the Chairman and Chief Executive Officer of Dunlop Tire Corporation. Mr. Clark is a Director of Taylor Devices, HSBC Bank—Western Region, The Lifetime HealthCare Companies, Merchants Mutual Insurance Company and a Director of the Amherst Industrial Development Agency. Mr. Clark is also on the Council for the State University of New York at Buffalo, Chairman of the Buffalo Niagara Enterprise, a founding Director and past President of the Western New York International Trade Council, a Director of the Buffalo Niagara Partnership and a Director of AAA Western and Central New York. Mr. Clark has been a Director of CTG since 2002.

Nominee for Class II Director Whose Term Expires in 2008

George B. Beitzel

Mr. Beitzel, 78, has been a director of various corporate boards since his retirement from International Business Machines Corporation in 1987. Mr. Beitzel served at IBM for 32 years, the last 14 as a member of IBM’s Board of Directors and Corporate Office. He is currently a Director of Deutsche Bank Trust Company Americas, Gevity HR, a professional employer organization, Bitstream, Inc., a developer of computer software for the creation and printing of electronic documents and Actuate Corporation, a provider of web-based business information software. Mr. Beitzel is Chairman Emeritus of Amherst College and the Colonial Williamsburg Foundation. He is a graduate of the Harvard Business School and served twelve years on the board of directors of the Associates at Harvard Business School. Mr. Beitzel has been a Director of CTG since 1994.

The Board of Directors Recommends that Shareholders Vote For the

Nominees for Class I and Class II Directors

Class II Directors With Terms Expiring in 2008

James R. Boldt

Mr. Boldt, 55, has been the Chairman, President and Chief Executive Officer of the Company since May of 2002. From July of 2001 to May of 2002, he was the President and Chief Executive Officer. From February of 2001 to June 2001, Mr. Boldt was the Executive Vice President and Chief Financial Officer. From 1996 until 2001, Mr. Boldt was Vice President and Chief Financial Officer of the Company. From 1976 until 1996, Mr. Boldt held various positions with Pratt & Lambert United Inc. most recently that of Vice President and Chief Financial Officer. Mr. Boldt is a member of the Board of Directors of Child & Family Services and a member of the Board of Trustees of Niagara University. Mr. Boldt has been a Director of CTG since 2001.

Thomas E. Baker

Mr. Baker, 63, is a Director of The John R. Oishei Foundation, and was the President and Director of the Foundation from 2004 through 2006. From 1998 to 2004, Mr. Baker was the Executive Director, Secretary and Director of the Foundation. Mr. Baker joined Price Waterhouse in 1965 where he held various positions and was appointed Managing Partner of the Buffalo, New York Office in 1992. After 20 years as an audit partner, Mr. Baker retired from Price Waterhouse in 1998. Mr. Baker accepted the appointment as the chairman of the Buffalo Fiscal Stability Authority in July 2003 and served through January 2005. Mr. Baker has been a Director of CTG since 2004.

Class III Directors With Terms Expiring in 2009

John M. Palms

Dr. Palms, Ph.D., Sc.D., (Hon), LHD 71, is currently Distinguished President Emeritus and Distinguished University Professor at the University of South Carolina where he was President from 1991 until 2002. From 1989 to 1991, he was the President and Professor of Physics at Georgia State University. Dr. Palms is a Director of Exelon Corporation, an electrical utility company where he serves as Chairman of the Audit Committee. He also serves as non-executive Chair of the Board of Assurant, Inc., a financial services insurance company and a Director of GEO Group Inc., a world leader in the privatized development and/or management of correctional facilities. Dr. Palms is also the Chairman of the Board of Trustees of the Institute for Defense Analyses. Dr. Palms has been a Director of CTG since 2002.

Daniel J. Sullivan

Mr. Sullivan, 60, was the President and Chief Executive Officer of FedEx Ground, a wholly owned subsidiary of FedEx Corporation, a position he maintained from 1998 until his retirement on December 31, 2006. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway Services. Mr. Sullivan is a federal commissioner on the Flight 93 National Memorial project in Somerset County, Pennsylvania. Mr. Sullivan is also a Director of GDS Express in Akron, Ohio. Mr. Sullivan has been a Director of CTG since 2002.

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES

BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 23, 2007, the following persons were beneficial owners of more than five percent of the Company’s common stock. The following table shows the nature and amount of their beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership (1)		Percent of Class
Common Stock	Thomas R. Beecher, Trustee	3,546,810		17.77%
	CTG Stock Employee Compensation Trust
	200 Theater Place
	Buffalo, NY 14202

Common Stock	Bank of America Corporation	2,745,797	(2)	13.76%
	Bank of America Corporate Center
	101 South Tryon Street
	Charlotte, NC 28255

Common Stock	Royce & Associates	1,984,600	(3)	9.94%
	1414 Avenue of the Americas
	New York, NY 10019

Common Stock	Dimensional Fund Advisors LP	1,311,034	(4)	6.57%
	1299 Ocean Avenue, 11th Floor
	Santa Monica, CA 90401

Common Stock	Rutabaga Capital Management	1,077,700	(5)	5.40%
	64 Broad Street, 3rd Floor
	Boston, MA 02109

(1)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2)	Bank of America Corporation, a holding company, has shared voting power with respect to 1,990,697 shares and shared dispositive power with respect to 2,745,797 shares.

(3)	Royce & Associates, LLC has sole power to vote or to direct the vote of the shares and sole power to dispose or to direct the disposition of the shares.

(4)	Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the funds and may be deemed to be the beneficial owner of the shares of the Company held by the funds. All securities reported herein are owned by the funds. Dimensional disclaims beneficial ownership of such securities.

(5)	Rutabaga Capital Management has sole power to vote 339,300 shares, shared voting power with respect to 738,400 shares and sole dispositive power with respect to 1,077,700 shares.

Security Ownership by Management

As of March 23, 2007 the directors and nominees for director individually, the executive officers named in the compensation table, and all directors and executive officers of the Company as a group, respectively, owned beneficially the following amounts of the Company’s common stock.

Name of Individual of Number in Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class
James R. Boldt	664,229	(2)	3.28%
Thomas E. Baker	100,000	(3)	*
George B. Beitzel	291,225	(4)	1.46%
Randall L. Clark	140,000	(5)	*
Randolph A. Marks	398,030	(6)(7)	1.99%
John M. Palms	151,800	(8)	*
Daniel J. Sullivan	140,000	(9)	*
Arthur W. Crumlish	113,809	(10)	*
Filip J.L. Gydé	101,500	(11)	*
Brendan M. Harrington	52,350	(12)	*
Thomas J. Niehaus	186,066	(13)	*

All directors and executive officers as a group (14 persons)	2,702,791	(14)	13.54%

*	Less than 1 percent of outstanding shares.

(1)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2)	Amount indicated represents 75,128 shares held by Mr. Boldt in his own name, 10,101 shares which are held by Mr. Boldt as custodian for members of his immediate family and options to purchase 579,000 shares that were exercisable on or within 60 days after March 23, 2007.

(3)	Amount indicated represents 20,000 shares held by Mr. Baker in his own name and options to purchase 80,000 shares that were exercisable on or within 60 days after March 23, 2007.

(4)	Amount indicated represents 124,141 shares held by Mr. Beitzel in his own name, 13,084 shares held by Mr. Beitzel’s wife, and options to purchase 154,000 shares that were exercisable on or within 60 days after March 23, 2007.

(5)	Amount indicated represents 10,000 shares held by Mr. Clark in his own name, 10,000 shares held by Mr. Clark’s wife, and options to purchase 120,000 shares that were exercisable on or within 60 days after March 23, 2007.

(6)	Under an agreement entered into in February 1981, upon the death of Mr. Marks, the Company will have the option to purchase up to as many shares of common stock owned by him as may be purchased with the proceeds of the insurance on the life of Mr. Marks maintained by the Company (currently $300,000 in the aggregate). The purchase price for the shares will be 90 percent of the market price of such shares on the Friday immediately preceding the date of death.

(7)	Amount indicated represents 242,030 shares held by Mr. Marks in his own name, 6,000 shares held by Mr. Marks’ wife, and options to purchase 150,000 shares that were exercisable on or within 60 days after March 23, 2007.

(8)	Amount indicated represents 31,800 shares held by Mr. Palms in his own name and options to purchase 120,000 shares that were exercisable on or within 60 days after March 23, 2007.

(9)	Amount indicated represents 20,000 shares held by Mr. Sullivan in his own name and options to purchase 120,000 shares that were exercisable on or within 60 days after March 23, 2007.

(10)	Amount indicated represents 7,059 shares held by Mr. Crumlish in his own name and options to purchase 106,750 shares that were exercisable on or within 60 days after March 23, 2007.

(11)	Amount indicated represents 4,000 shares held by Mr. Gydé in his own name and options to purchase 97,500 shares that were exercisable on or within 60 days after March 23, 2007.

(12)	Amount indicated represents 2,100 shares held by Mr. Harrington in his own name and options to purchase 50,250 shares that were exercisable on or within 60 days after March 23, 2007.

(13)	Amount indicated represents 36,441 shares held by Mr. Niehaus in his own name and options to purchase 149,625 shares that were exercisable on or within 60 days after March 23, 2007.

(14)	Amount indicated includes options to purchase 2,088,062 shares that were exercisable on or within 60 days after March 23, 2007.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is divided into three classes serving staggered three-year terms. The Board has seven directors and the following four committees: (i) Audit, (ii) Compensation, (iii) Nominating and Corporate Governance, and (iv) Executive. During 2006, the Board held a total of five meetings. Each director attended at least 75% of the total number of Board meetings and the total number of Board committee meetings the respective director was eligible to attend.

Director Independence and Executive Sessions

The Board of Directors affirmatively determined in February 2007 that each of the six non-management directors, Thomas E. Baker, George B. Beitzel, Randall L. Clark, Randolph A. Marks, John M. Palms and Daniel J. Sullivan, is an independent director in accordance with our corporate governance policies and the standards of the NASDAQ Stock Market and, therefore, that a majority of our Company’s seven-person Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the Directors classified as independent other than service on our Company’s Board of Directors.

The foregoing independence determination of the Board of Directors also included the conclusions of the Board of Directors that:

•

each of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

•	each of the members of the Audit Committee also meets the additional independence requirements under SEC Rule 10A-3(b).

Mr. Marks is currently serving as the “lead” independent director for purposes of scheduling and setting the agenda for the executive sessions of the independent directors. It is presently contemplated that these executive sessions will occur at least once during the fiscal year ending December 31, 2007, in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company’s website as described under “Corporate Governance and Website Information.”

Audit Committee

The Audit Committee is composed of five directors: Thomas E. Baker, Chairman, George B. Beitzel, Randall L. Clark, John M. Palms and Daniel J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company’s website as described below under “Corporate Governance and Website Information.” The Audit Committee met six times during 2006.

The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) preparation of the audit committee report that SEC rules require to be included in the annual proxy statement. The Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Committee’s responsibility to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The Board of Directors has determined that the members of this Committee are independent as described above under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that Thomas E. Baker is an “audit committee financial expert” as defined in SEC Regulation S-K Item 401(h). Under the rules of the SEC, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with such accountants their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Thomas E. Baker, Chairman

George B. Beitzel

Randall L. Clark

John M. Palms

Daniel J. Sullivan

Executive Committee

The Executive Committee is composed of James R. Boldt, Chairman, Thomas E. Baker, Randall L. Clark and Randolph A. Marks. The Committee did not meet during 2006. The Executive Committee is empowered to act for the Board of Directors in intervals between Board meetings, with the exception of certain matters that by law cannot be delegated. The Committee meets as necessary.

Nominating and Corporate Governance Committee and Director Nomination Process

The Nominating and Corporate Governance Committee is composed of Randolph A. Marks, Chairman, Thomas E. Baker, George B. Beitzel, Randall L. Clark, John M. Palms and Daniel J. Sullivan. This Committee held one meeting during 2006.

This Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The primary purposes of the Committee are to (a) recommend to the Board of Directors the individuals qualified to serve on the Company’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

The Board of Directors has determined that the members of this Committee are independent as described above under “Director Independence and Executive Sessions.”

Director Nominations Made by Shareholders. The Committee will consider nominations timely made by shareholders pursuant to the requirements of our Company’s By-laws referred to in the “Stockholder Proposals” section near the end of past proxy statements and this proxy statement. This Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Committee’s willingness to consider candidates proposed by shareholders.

Procedure for Stockholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at the 2008 annual meeting and intends to have that proposal included in the proxy statement and related materials for the 2008 annual meeting, must deliver a written copy of the proposal to the Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under “Shareholder Proposals” in this proxy statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the foregoing Rule 14a-8 procedures, the shareholder may use the procedures set forth in the Company’s By-laws, although the Company would in the latter case not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders in connection with the next annual meeting of shareholders. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company not later than 60 days in advance of the originally scheduled date of the annual meeting of shareholders.

The shareholder’s notice referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Process for Identifying Director Candidates. The Committee’s current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. Since neither the Board nor this Committee has received any shareholder nominations in the past, the Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Source of Recommendation for Current Nominees. The nominees for director included in this proxy statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Governance Committee (the members of which include the three nominees). The Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Past Nominations from More Than 5% Stockholders. Under the SEC rules referred to above (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. The Company did not receive any such nominations.

Stockholder Communications to the Board of Directors

Any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, or auditing matters relating to the Company may contact the Audit Committee directly. Any record or beneficial owner of the Company’s common stock who wishes to communicate with the Board of Directors on any other matters should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the presiding independent member of our Board of Directors by writing to Randolph A. Marks, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

Communications intended to be anonymous may be made by calling the Company’s Whistleblower Hotline Service at 800-854-5313 and identifying yourself as an interested party intending to communicate with the Audit Committee (this third party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may also be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders’ meeting in compliance with the Company’s By-laws are subject to specific notice and other requirements referred to under “Shareholder Proposals” and in applicable SEC rules and the Company’s By-laws. The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a shareholder proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

The Company encourages its directors to attend its annual meetings but has not adopted a formal policy requiring this attendance. At our annual meeting on May 3, 2006, the following directors attended the meeting: Thomas E. Baker, James R. Boldt, George B. Beitzel, Randall L. Clark, Randolph A. Marks, John M. Palms and Daniel J. Sullivan.

Corporate Governance and Website Information

The Company maintains certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulation. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors is independent;

•	regularly scheduled executive sessions of independent directors;

•

Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

•	internal audit function;

•	corporate governance principles of our Board of Directors;

•	specific Audit Committee authority and procedures outlined in the charter of the Audit Committee; and

•

a code of business conduct and ethics applicable to directors, officers and employees of our Company. This code also contains a sub-section that constitutes a code of ethics specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

The charters of the three Committees described above, the corporate governance principles of the Board of Directors, and the code of conduct are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate Governance.” We will also send these documents without charge and in print to any stockholder who requests them.

Compensation Committee

The Compensation Committee is composed of Randall L. Clark, Chairman, Thomas E. Baker, George B. Beitzel, John M. Palms, and Daniel J. Sullivan. During 2006, this Committee held a total of five meetings. The Board of Directors has determined that the members of this Committee are independent as described above under “Director Independence and Executive Sessions.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Composition and Primary Purposes

The Compensation Committee of the Board of Directors is composed of Randall L. Clark, Chairman, Thomas E. Baker, George B. Beitzel, John M. Palms and Daniel J. Sullivan. The Committee is responsible for overseeing the administration of the Company’s employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers.

This Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The Committee reviews the charter annually, and updates were last made in February 2007. The primary purposes of the Committee are to: (1) review and approve corporate goals and objectives relevant to the Company’s compensation philosophy, (2) evaluate the CEO’s performance in light of those goals and objectives, (3) review and approve executive officer compensation, incentive compensation plans and equity-based plans; and (4) produce an annual report on executive compensation, and approve the Compensation Discussion and Analysis, for inclusion in the Company’s annual proxy statement.

Compensation Philosophy and Executive Compensation Objectives

Given the exceptionally competitive nature of the IT Industry, the Company’s Compensation Committee and management believe it is strategically critical to attract, retain and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the Company seeks to accomplish the following high-level objectives:

•

Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine benchmarking, the process for which is described further below.

•

Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive plans described further below.

•

Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans described further below.

How Executive Compensation is Determined

In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a top-down approach to compensation planning. In short, once the Board of Directors has reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the CEO. Once compensation has been set for the CEO, the CEO is then able to make recommendations to the Board on performance objectives and commensurate compensation for each of the executive officers reporting to the CEO. Similarly, once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues to trickle down to employees throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely benchmarks total compensation packages for all executive officers. In 2006, as has been the practice for several years, the Compensation Committee retained the services of Towers Perrin, a highly-regarded compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers. Towers Perrin does not provide any other services to the Company, or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. As such, the Compensation Committee determined that Towers Perrin was independent. Prior to conducting the study, Towers Perrin was provided with job descriptions for each of the executive officers and was instructed to provide the Compensation Committee with a written report for each executive officer reflecting the competitive range of total compensation at similar organizations. Information concerning trends with executive compensation was also requested as part of Tower Perrin’s report.

Benchmarking Methodology Used. Towers Perrin used its proprietary Executive Compensation Database (CDB) to create the report. The CDB contains compensation data from over 830 companies. From this data, Towers

Perrin identified a sample of firms that were comparable to the Company in terms of size and industry. Regression analyses were then performed on the sample to provide a competitive range for jobs with similar responsibilities. The competitive range identified in the Towers Perrin report approximates the statistical mean of the sample within one standard deviation. As such, the competitive range tends to fall within approximately fifteen percentage points on either side of the Mean. The deviation in this range is usually explained by differences in experience, length of service and/or differences in responsibilities. For executives identified as “named executive officers” in the 2005 proxy statement, Towers Perrin further cross-compared this competitive range against a peer group of companies chosen by the Compensation Committee.1 However, this comparison was merely provided for validation purposes and had no impact on the original competitive range included in the Towers Perrin’s report.

Upon completion of the report, the Compensation Committee met personally with a representative of Towers Perrin to review the document. For 2006, the Towers Perrin report contained the following observations:

•	Excluding the CEO, total compensation for executive officers, as well as each of the three general components (see below) comprising total compensation, was well within the competitive range;

•	For the CEO, two of the three general components (Baseline Compensation and Equity Based Incentives) comprising total compensation were below the competitive range; and

•	Restricted stock awards were identified as an emerging trend and suggested as another means of achieving long-term incentive and retention.

The Compensation Committee used the Towers Perrin study, in conjunction with the Company’s overall long-term financial and operating objectives for 2006, to set total compensation for the CEO. Prior to approving Mr. Boldt’s total compensation package for 2006, the Committee also reviewed a tally sheet delineating the details of each aspect of Mr. Boldt’s compensation. The details of Mr. Boldt’s total compensation for 2006 are discussed in more detail below.

The CEO used the Towers Perrin study, in conjunction with the Company’s overall long-term financial and operating objectives for 2006, to make compensation recommendations to the Board for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The details of each named executive officer’s total compensation for 2006 are discussed below in more detail.

Components of Executive Compensation

The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this Proxy Statement, can be broken down into the following three general categories: (i) Baseline Compensation, (ii) Performance-Based Incentives and (iii) Equity-Based Incentives.

Baseline Compensation

Baseline Compensation includes: annual base salary, standard employee benefits available to all employees generally and participation in certain executive level employee benefit programs. Once awarded, compensation payments made under this component are provided during the course of the year without regard to achievement of specific performance-based objectives. The Company chooses to pay this component of compensation because it comprises the very foundation of executive compensation; and, as such, is considered essential to attracting and retaining talented personnel.

[1]

The peer group cited by the Compensation Committee for validation consisted of the following entities: Analysts International Corp. (ANLY), CIBER Inc. (CBR), Computer Horizons Corp. (CHRZ), Compuware Corp. (CPWR), iGATE Corp. (IGTE), Keane Inc. (KEA), Sapient Corp. (SAPE) and Technology Solutions Co. (TSCC)

Annual Base Salary—In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Committee takes into consideration the compensation report prepared by Towers Perrin, the executive’s individual performance as well as length of service and internal equity considerations. Of these factors, the Towers Perrin report is generally given the most weight.

Standard Employee Benefits—Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans and Flexible Spending Account Plan.

Executive Level Benefits—In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in the following Company sponsored Executive Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death & Dismemberment and Travel Accident Plan, Income Tax Preparation and Advice program, Executive Medical and Dental Plan program, and the Company’s Change in Control program. A synopsis of these Executive Level Benefits is provided below:

•

Long-Term Executive Disability Plan. The Company will pay, on the employee’s behalf, the premiums associated with maintaining a long-term disability policy with seventy percent (70%) salary replacement up to $25,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided in lieu of the Long-Term Disability Plan afforded to employees generally.

•

Executive Life Insurance Plan. The Company will pay, on the employee’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to three times current annual salary.

•

Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the employee’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to four times current annual salary.

•	Income Tax Preparation and Advice Program. The Company will reimburse employees for out-of-pocket fees expended, up to $2,000, on tax preparation, planning or advice.[2]

•	Executive Medical and Dental Plan Program. The Company will reimburse employees for out-of-pocket fees expended, up to $10,000, on qualifying medical or dental expenditures.

•

Change in Control Agreement. Pursuant to the terms of this Agreement, participants are generally entitled to the following benefits in the event of a Change in Control: (a) immediate vesting of all stock-related awards granted under the 1991 Stock Option Plan or the 2000 Equity Award Plan; (b) immediate vesting and cash payout of any Deferred Compensation accruing pursuant to the Company’s Nonqualified Key Employee Deferred Compensation Plan; and (c) to the extent that the participant’s stock option rights are impeded or adversely affected by the resulting Change in Control (i.e., no comparable Conversion Options offered), a participant is entitled to an immediate lump sum payout of the Built in Gain on all unexercised stock options, calculated as of the date of the Change in Control. Further, additional severance benefits apply in the event the participant’s employment is terminated for Good Reason by the employee or without Cause by the Company within twenty-four (24) months of the date of Change in Control, or in anticipation thereof.[3] These additional severance benefits include: two times[4] the participant’s annual rate of salary, two times the participant’s highest annual Incentive (calculated from the preceding three years), a lump sum payout equal to twenty-five

[2]	In Mr. Boldt’s case, the potential reimbursement is $4,000.
[3]	In Mr. Boldt’s case, these severance benefits may also be triggered by his termination for any reason within six (6) months following the Change in Control.
[4]	In Mr. Boldt’s case, 2.99 times current salary, and 2.99 times average Incentive for the preceding three years, is provided.

percent (25%) of current salary and highest annual Incentive, indemnification coverage for a period of sixty (60) months, a cash-out of equity-based compensation; and payout of any and all deferred compensation accruing up to the date of termination. The Agreement also provides for gross-up payments to cover the participant’s taxes, to the extent that payments under this Agreement should otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Performance-Based Incentives

Performance-based incentives include an annual cash incentive (“Incentive”) and participation in the Company’s Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). Compensation payments provided under these programs are conditional upon the accomplishment of specific performance-based goals. The Company chooses to pay this component of compensation because it believes such compensation programs are critical to motivating executive officers in a manner that directly impacts shareholder value.

Annual Cash Incentive Compensation—Each executive officer’s total annual compensation includes an Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and benchmarked in conjunction with the Towers Perrin study discussed earlier. In 2006, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between: (i) consolidated revenues and operating income for the entire Company and (ii) business unit revenues and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO, were based solely on consolidated revenues and operating income for the entire Company.

The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award for that objective. Then, for each additional percentage point achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

The designated plan award is generally calculated as a percentage of annual base salary. In 2006, the designated plan awards were: (i) for Mr. Boldt, CEO, one hundred percent (100%) of base salary actually paid, (ii) for Mr. Niehaus, SVP, seventy-five percent (75%) of base salary actually paid, (iii) for Mr. Gydé, SVP, forty percent (40%) of base salary actually paid, and (iv) for Mr. Crumlish, SVP, fifty percent (50%) of base salary actually paid. Mr. Harrington’s designated plan award was $25,000 until the date of his promotion on 9/13/06, at which time it was increased to fifty percent (50%) of base salary actually paid.

The Compensation Committee believes that each executive officer’s Incentive plan targets for 2006 involve a reasonably challenging degree of difficulty commensurate with historical levels. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

Deferred Compensation—This component of executive compensation consists of employee and Company contributions under the CTG Nonqualified Key Employee Deferred Compensation Plan for those executives chosen to participate in the Plan. Executives chosen to participate in the Plan are eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the Plan in an amount equal to a specified percentage of the sum of the executive’s 2006 Base Salary and Incentive compensation. Payment of the Company’s contribution is contingent on the accomplishment of certain performance targets5 recommended by the CEO and approved by the Compensation Committee. Actual amounts paid under the Company contributions, and the formula for calculating actual payments, are regularly reviewed and approved by the Compensation Committee. The contribution is made in cash or CTG common stock, as determined by the Committee. In 2006, for those executives chosen to participate in the Plan, the Company’s contribution percentage was fifteen percent (15%) of the annual amounts received from both salary and annual Incentive amounts.

Equity-Based Incentives

This component of executive compensation consists of grants of restricted stock and stock options under the Company’s 2000 Equity Award Plan. In making such grants, the Committee considers an executive’s past contributions and expected future contributions towards Company performance. Grants are made to key employees of the Company who, in the opinion of the Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company; and further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it strongly believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

The Towers Perrin compensation report cited several advantages to using restricted stock awards over standard stock options awards. These advantages included: greater perceived value by employees, enhanced retention, ease of administration, minimized risk and conservation of shares. Based in part on these advantages over stock option awards, the Compensation Committee made several restricted stock awards in 2006.

Restricted Stock Grants During 2006—The Compensation Committee granted restricted stock awards to various executive officers as identified in the tables below. In general, recipients of restricted stock awards receive a specified number of non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. For awards of restricted stock granted in 2006 to executive officers, shares vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant. For awards of restricted stock granted in 2006 to Directors, vesting occurs upon retirement from the Board. Similar to awards of stock options, restricted stock awards directly align compensation with increases in shareholder value; and provide benefits of share ownership (such as voting rights, right to earn dividends, etc.) immediately upon grant.

[5]	In 2006, the performance targets for the Deferred Compensation Plan were based upon the Company’s attainment of certain operating income targets.

Stock Options Granted During 2006—The Compensation Committee granted stock options to various executive officers as identified in the tables below. In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to the fair market value of the Company’s common stock at closing on the date of grant. The Compensation Committee determines the dates and terms upon which options may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. For awards granted to executive officers in 2006, options vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant. In determining whether to grant an individual stock options, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. Any value that might be received from an equity grant depends upon increases in the price of the Company’s common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)			Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (5) (i)		Total ($) (j)
James R. Boldt Chairman, President and Chief Executive Officer	2006	$421,545	—	$6,143	$97,677	$ $	455,163 131,506	(3) (4)	—	$36,582		$1,148,616

Brendan M. Harrington Senior Vice President, Chief Financial Officer	2006	$189,558	—	$1,229	$10,303	$ $	51,400 0	(3) (4)	—	$8,204		$260,694

Thomas J. Niehaus Senior Vice President and General Manager, CTG Health Care Solutions	2006	$227,140	—	$1,536	$16,146	$ $	188,211 62,303	(3) (4)	—	$15,384		$510,720

Filip J.L. Gydé Senior Vice President and General Manager, CTG Europe	2006	$245,597	—	$2,783	$7,636	$ $	113,491 0	(3) (4)	—	$97,764	(6)	$467,271

Arthur W. Crumlish Senior Vice President and General Manager, Strategic Staffing Solutions	2006	$218,356	—	$2,457	$15,824	$ $	110,765 49,368	(3) (4)	—	$31,601		$428,371

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Company’s 2000 Equity Award Plan. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 9, 2007.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Company’s 1991 Employee Stock Option Plan and 2000 Equity Award Plan; and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 9, 2007.

(3)	Represents cash payments earned under the respective executive’s annual cash incentive plan (“Incentive”) for 2006.

(4)	Represents amounts contributed by the Company under the Computer Task Group, Incorporated Nonqualified Deferred Compensation Plan for 2006.

(5)	The Company provided life insurance benefits for Messrs. Boldt, Harrington, Niehaus and Crumlish. The premiums paid by the Company for these benefits totaled $29,982, $2,696, $8,784 and $25,001, respectively during 2006. As part of these policies, the insurance carrier invests the Company’s annual premium payments and provides a return to the Company. In 2006, the investment earnings returned to the Company for these individuals totaled $33,506, $3,013, $9,817, and $27,940 respectively. The accounting effect of such income resulted in no expense to CTG for providing these policies during 2006.

The Company matches up to 3% of the contributions made by Messrs. Boldt, Harrington, Niehaus and Crumlish to the Computer Task Group, Incorporated 401(k) Plan. Contributions made by the Company during 2006 for the named executives totaled $6,600, $5,508, $6,600 and $6,600, respectively.

(6)	In accordance with Belgium law the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s pay. Together, these legal obligations totaled $53,191 in 2006. In 2006, the Company made contributions totaling $24,560 towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. The Company also leases an automobile for Mr. Gydé’s use, as is done for all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile in 2006 was $20,013.

Specific Executive Officer Compensation Plans for 2006

James R. Boldt, CEO. In 2006, Mr. Boldt’s compensation included an annual base salary of $421,545, an Incentive of $455,163, a grant of 40,000 stock options at $4.65 per share and a grant of 10,000 restricted shares. In making this compensation award to Mr. Boldt, the Committee considered the following factors: the Towers Perrin report, past performance and internal pay equity. The Company contributed $131,506 (or 15% of Mr. Boldt’s cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Boldt did not elect to contribute any of his cash compensation towards the Plan in 2006.

Mr. Boldt is currently the only executive officer with a written Employment Agreement addressing compensation terms. Pursuant to the terms of that Agreement:

•	compensation will be reviewed and adjusted annually by the Compensation Committee as appropriate;

•	either party may terminate the employment relationship upon sixty (60) days prior written notice to the other;

•

competitive activities, and other activities adverse to the Company’s interests, are prohibited during the term of the employment relationship and for a one (1) year period after any termination thereof.

The Agreement also provides severance compensation in the event of termination. In the event of termination by Mr. Boldt for Good Reason (as defined in the Agreement), or by the Company other than for Cause (as defined in the Agreement), or he dies or becomes disabled, Mr. Boldt will continue to receive cash payments and medical and dental benefits for a period of twelve (12) months. In the event Mr. Boldt remains unemployed after such twelve (12) month period, the Company shall extend severance payments until an additional six (6) months time has elapsed or until employment is secured, whichever occurs first. The amount of such cash payments shall equal the average annual total cash compensation paid to Mr. Boldt during the most recent three year period.

Brendan M. Harrington, CFO. In 2006, Mr. Harrington’s total compensation included annual base salary payments of $189,5586, an Incentive of $51,4007, a grant of 7,500 stock options at $4.65 per share8, a grant of 75,000 stock options at $4.11 per share9 and a grant of 2,000 restricted shares10. Mr. Harrington was promoted to Senior Vice President and Chief Financial Officer of the Company on 9/13/06, after having served as the Company’s Interim Chief Financial Officer and Treasurer since 10/15/05. As a result of this promotion, Mr. Harrington’s initial compensation awards were augmented by the board on 11/14/06. In making these 2006 compensation awards to Mr. Harrington, the Committee considered the following factors: the Towers Perrin report, Mr. Harrington’s recent promotion to this position and past compensation. Mr. Harrington will not qualify as a participant in the Deferred Compensation Plan until January 1, 2007.

Thomas J. Niehaus, SVP. In 2006, Mr. Niehaus’ compensation included an annual base salary of $227,140, an Incentive of $188,211, a grant of 15,000 stock options at $4.65 per share and a grant of 2,500 restricted shares. In making this compensation award to Mr. Niehaus, the Committee considered the Towers Perrin report and past performance. The Company contributed $62,303 (or 15% of Mr. Niehaus’ cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Niehaus did not elect to contribute any of his cash compensation towards the Plan in 2006.

Filip J.L. Gydé, SVP. In 2006, Mr. Gydé’s compensation included an annual base salary of $245,597, an Incentive of $113,491, a grant of 10,000 stock options at $4.65 per share and a grant of 4,000 restricted shares. In making this compensation award to Mr. Gydé, the Committee considered the Towers Perrin report and past performance. Mr. Gydé is not a participant in the Company’s Nonqualified Deferred Compensation Plan. Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits which are generally afforded to all Belgian employees. These statutory benefits totaled $53,191 in 2006.

Arthur W. Crumlish, SVP. In 2006, Mr. Crumlish’s compensation included an annual base salary of $218,356, an Incentive of $110,765, a grant of 20,000 stock options at $4.65 per share and a grant of 4,000 restricted shares. In making this compensation award to Mr. Crumlish, the Committee considered the Towers Perrin report and past performance. The Company contributed $49,368 (or 15% of Mr. Crumlish’s cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Crumlish did not elect to contribute any of his cash compensation towards the Plan in 2006.

[6]

From 1/1/06 until 4/7/06, Mr. Harrington was awarded an annualized base salary of $127,000. From 4/8/06, until his promotion on 9/13/06, Mr. Harrington was awarded an annualized base salary of $140,000. From the date of his promotion on 9/13/06 until the end of 2006, Mr. Harrington was awarded an annualized salary of $200,000. In addition to these annualized base salaries, which are paid on a bi-weekly basis, Mr. Harrington was also awarded an additional monthly salary of $4,166.67 for each month he served as the Company’s Interim Chief Financial Officer (from 1/1/06 until 9/13/06). These awards are pro rated in the Summary Compensation Table to reflect amounts actually earned in 2006.

[7]

From 1/1/06 until the date of his promotion, Mr. Harrington was also awarded an Incentive plan with a designated plan award of $25,000. From the date of his promotion, this designated plan award was increased to $100,000. These awards are pro rated in the Summary Compensation Table to reflects Incentive actually earned in 2006.

[8]	This award was granted on 6/21/06.
[9]	This award was granted on 11/14/06.
[10]	This award was granted on 6/21/06.

GRANTS OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
James R. Boldt	6/21/2006	$210,773	$421,545	$843,090	—	—	—	10,000	40,000	$4.65	$135,690
Brendan M. Harrington	6/21/2006	$23,802	$47,603	$95,206	—	—	—	2,000	7,500	$4.65	$26,023
	11/14/2006	$—	$—	$—	—	—	—	—	75,000	$4.11	$142,466
Thomas J. Niehaus	6/21/2006	$85,178	$170,355	$340,710	—	—	—	2,500	15,000	$4.65	$45,071
Filip J.L. Gydé	6/21/2006	$49,124	$98,248	$196,496	—	—	—	4,000	10,000	$4.65	$32,413
Arthur W. Crumlish	6/21/2006	$54,589	$109,178	$218,356	—	—	—	4,000	20,000	$4.65	$63,195

(1)	The amounts shown in column (c) reflect Incentives that would be paid for achieving 80% of the stipulated plan target. The amounts shown in column (d) reflect Incentives that would be paid for achieving 100% of the stipulated plan target. The amounts shown in column (e) reflect the maximum Incentives that would be paid under the stipulated plan. Further discussion of Incentive plan calculations is provided under the section entitled “Annual Cash Compensation”, found earlier in this Proxy Statement under the heading “Performance-Based Incentives”.

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards represented in this table were Incentive awards granted to the named executive officers during 2006. Such Incentive awards are described earlier in this Proxy Statement under the heading “Performance-Based Incentives”. The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award11 for that objective. Then, for each additional percentage point achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

Each of the equity awards represented in this table were granted pursuant to the 2000 Equity Award Plan. Stock options represented in this table were granted by the Board on 6/21/06; and the exercise price of all such options was set at $4.65—the closing price of the Company’s common stock on the date of grant.12 Restricted stock awards represented in this table were granted by the Board of Directors on 6/21/06. Recipients of both stock option and restricted stock awards were required to enter into Agreements governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for both stock option awards and restricted stock awards are based solely on continued employment. There are no performance-based vesting requirements. Under the terms of all awards delineated in this table, shares or options vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
James R. Boldt	10,000	—	—	$21.81	1/31/2007	—	—	—	—
	11,000	—	—	$30.31	11/25/2012	—	—	—	—
	11,250	—	—	$21.94	12/14/2013	—	—	—	—
	3,750	—	—	$21.94	12/14/2008	—	—	—	—

[11]

The designated plan award is generally calculated as a percentage of annual base salary. In 2006, the designated plan awards were: (i) for Mr. Boldt, CEO, one hundred percent (100%) of base salary actually paid, (ii) for Mr. Niehaus, SVP, seventy-five percent (75%) of base salary actually paid, (iii) for Mr. Gydé, SVP, forty percent (40%) of base salary actually paid, and (iv) for Mr. Crumlish, SVP, fifty percent (50%) of base salary actually paid. Mr. Harrington’s designated plan award was $25,000 until the date of his promotion on 9/13/06, at which time it was increased to fifty percent (50%) of base salary actually paid.

[12]

Mr. Harrington received an additional stock option award (75,000 shares at an exercise price of $4.11) shortly after his promotion to Senior Vice President and Chief Financial Officer was approved by the board on 9/13/06. This award was granted by the board on 11/14/06; and the exercise price was set at the closing price of the Company’s common stock on the date of grant.

	OPTION AWARDS							STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)		Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
James R. Boldt	6,820	—		—	$26.06	2/5/2014		—	—	—	—
	3,180	—		—	$26.06	2/5/2009	(a)	—	—	—	—
	5,402	—		—	$16.19	2/4/2010	(b)	—	—	—	—
	7,598	—		—	$16.19	2/4/2015		—	—	—	—
	92,102	—		—	$6.00	6/22/2015		—	—	—	—
	7,898	—		—	$6.00	6/22/2010		—	—	—	—
	63,750	—		—	$5.94	3/1/2016		—	—	—	—
	11,250	—		—	$5.94	3/1/2011		—	—	—	—
	10,771	—		—	$3.08	7/16/2011		—	—	—	—
	189,229	200,000	(c)	—	$3.08	7/16/2016		—	—	—	—
	37,500	—		—	$3.18	2/6/2018		—	—	—	—
	18,750	18,750	(d)	—	$3.18	2/6/2013	(d)	—	—	—	—
	8,239	—		—	$4.90	3/3/2012		—	—	—	—
	8,239	—		—	$4.90	3/3/2013		—	—	—	—
	10,000	—		—	$4.90	3/3/2014		—	—	—	—
	13,522	—		—	$4.90	3/3/2019		—	—	—	—
	40,000	—		—	$4.11	2/2/2015		—	—	—	—
	—	40,000	(e)	—	$4.65	6/21/2016		—	—	—	—
	—	—		—	—	—		10,000	$47,500	—	—

Brendan M. Harrington	1,250	—		—	$30.31	11/25/2007		—	—	—	—
	2,500	—		—	$21.94	12/14/2008	(f)	—	—	—	—
	2,000	—		—	$16.19	2/4/2010	(g)	—	—	—	—
	2,500	—		—	$2.88	10/3/2010	(h)	—	—	—	—
	7,500	—		—	$4.35	2/7/2012	(i)	—	—	—	—
	5,625	1,875	(j)	—	$3.18	2/6/2013	(j)	—	—	—	—
	7,500	—		—	$4.90	3/3/2014	(k)	—	—	—	—
	10,000	—		—	$4.11	2/2/2015		—	—	—	—
	10,000	—		—	$3.48	11/16/2015		—	—	—	—
	—	7,500	(l)	—	$4.65	6/21/2016		—	—	—	—
	—	75,000	(m)	—	$4.11	11/14/2016		—	—	—	—
	—	—		—	—	—		2,000	$9,500	—	—

Thomas J. Niehaus	5,625	—		—	$18.44	4/28/2009	(n)	—	—	—	—
	12,000	—		—	$16.19	2/4/2010	(o)	—	—	—	—
	10,000	—		—	$5.13	7/5/2010	(p)	—	—	—	—
	15,366	—		—	$5.94	3/1/2011	(q)	—	—	—	—
	34,634	—		—	$5.94	3/1/2016		—	—	—	—
	7,500	—		—	$4.35	2/7/2017		—	—	—	—
	7,500	—		—	$4.35	2/7/2012	(r)	—	—	—	—
	6,250	—		—	$3.18	2/6/2018		—	—	—	—
	12,500	6,250	(s)	—	$3.18	2/6/2013	(s)	—	—	—	—
	15,000	—		—	$4.90	3/3/2014	(t)	—	—	—	—
	20,000	—		—	$4.11	2/2/2015		—	—	—	—
	—	15,000	(u)	—	$4.65	6/21/2016		—	—	—	—
	—	—		—	—	—		2,500	$11,875	—	—

	OPTION AWARDS							STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)		Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Filip J.L. Gydé	3,750	—		—	$21.81	1/31/2007		—	—	—	—
	1,250	—		—	$30.31	11/25/2007		—	—	—	—
	2,500	—		—	$21.94	12/14/2008	(v)	—	—	—	—
	5,000	—		—	$16.19	2/4/2010	(w)	—	—	—	—
	10,000	—		—	$2.88	10/3/2010	(x)	—	—	—	—
	24,000	—		—	$5.94	3/1/2011	(y)	—	—	—	—
	16,000	—		—	$5.94	3/1/2016		—	—	—	—
	—	10,000	(z)	—	$3.18	2/6/2013		—	—	—	—
	10,000	—		—	$4.90	3/3/2014		—	—	—	—
	20,000	—		—	$4.11	2/2/2015		—	—	—	—
	—	10,000	(aa)	—	$4.65	6/21/2016		—	—	—	—
	—	—		—	—	—		4,000	$19,000	—	—

Arthur W. Crumlish	1,250	—		—	$30.31	11/25/2007		—	—	—	—
	2,500	—		—	$21.94	12/14/2008	(bb)	—	—	—	—
	4,000	—		—	$16.19	2/4/2010	(cc)	—	—	—	—
	5,000	—		—	$2.88	10/3/2010	(dd)	—	—	—	—
	35,000	—		—	$2.35	9/24/2011	(ee)	—	—	—	—
	—	15,000	(ff)	—	$2.35	9/24/2016		—	—	—	—
	11,250	3,750	(gg)	—	$3.18	2/6/2013	(gg)	—	—	—	—
	20,000	—		—	$4.90	3/3/2014	(hh)	—	—	—	—
	25,000	—		—	$4.11	2/2/2015		—	—	—	—
	—	20,000	(ii)	—	$4.65	6/21/2016		—	—	—	—
	—	—		—	—	—		4,000	$19,000	—	—

(a)	680 expire on 2/5/2008, and 2,500 expire on 2/5/2009
(b)	2,152 expire on 2/4/2009, and 3,250 expire on 2/4/2010
(c)	One-half of the options begin to vest at the rate of 25,000 options per year for four consecutive years after the stock price exceeds $12 for 30 consecutive days and the employee has at least one year of continuous employment, and the second half of the options begin to vest at a rate of 25,000 options per year for four consecutive years after the stock price exceeds $18 for 30 consecutive days and the employee has two years of consecutive employment. All options expire six years after vesting. If target stock prices are not met, the options vest on 1/16/2011.
(d)	18,750 vest on 2/6/2007, and 18,750 each expire on 2/6/2012 and 2/6/2013
(e)	10,000 each vest on 6/21/2007, 6/21/2008, 6/21/2009, and 6/21/2010
(f)	1,250 each expire on 12/14/2007 and 12/14/2008
(g)	500 each expire on 2/4/2007, 2/4/2008, 2/4/2009, and 2/4/2010
(h)	625 each expire on 10/3/2007, 10/3/2008, 10/3/2009, and 10/3/2010
(i)	1,875 each expire on 2/7/2009, 2/7/2010, 2/7/2011, and 2/7/2012
(j)	1,875 vest on 2/6/2007, and 1,875 each expire on 2/6/2010, 2/6/2011, 2/6/2012, and 2/6/2013
(k)	1,875 each expire on 3/3/2011, 3/3/2012, 3/3/2013, and 3/3/2014
(l)	1,875 each vest on 6/21/2007, 6/21/2008, 6/21/2009, and 6/21/2010
(m)	18,750 each vest on 11/14/2007, 11/14/2008, 11/14/2009, and 11/14/2010
(n)	1,875 each expire on 4/28/2007, 4/28/2008, and 4/28/2009
(o)	3,000 each expire on 2/4/2007, 2/4/2008, 2/4/2009, and 2/4/2010
(p)	2,500 each expire on 7/5/2007, 7/5/2008, 7/5/2009, and 7/5/2010
(q)	682 each expire on 3/1/2008 and 3/1/2009, 6,502 expire on 3/1/2010, and 7,500 expire on 3/1/2011
(r)	3,750 each expire on 2/7/2011 and 2/7/2012
(s)	6,250 vest on 2/6/2007, and 6,250 each expire on 2/6/2011, 2/6/2012, and 2/6/2013

(t)	3,750 each expire on 3/3/2011, 3/3/2012, 3/3/2013, and 3/3/2014
(u)	3,750 each vest on 6/21/2007, 6/21/2008, 6/21/2009, and 6/21/2010
(v)	1,250 each expire on 12/14/2007 and 12/14/2008
(w)	1,250 each expire on 2/4/2007, 2/4/2008, 2/4/2009, and 2/4/2010
(x)	2,500 each expire on 10/3/2007, 10/3/2008, 10/3/2009, and 10/3/2010
(y)	6,000 each expire on 3/1/2008, 3/1/2009, 3/1/2010, and 3/1/2011
(z)	10,000 vest on 1/1/2007
(aa)	2,500 each vest on 6/21/2007, 6/21/2008, 6/21/2009, and 6/21/2010
(bb)	1,250 each expire on 12/14/2007 and 12/14/2008
(cc)	1,000 each expire on 2/4/2007, 2/4/2008, 2/4/2009, and 2/4/2010
(dd)	1,250 each expire on 10/3/2007, 10/3/2008, 10/3/2009, and 10/3/2010
(ee)	8,750 each expire on 9/24/2008, 9/24/2009, 9/24/2010, and 9/24/2011
(ff)	One-half of the options begin to vest at the rate of 1,875 options per year for four consecutive years after the stock price exceeds $12 for 30 consecutive days and the employee has at least one year of continuous employment, and the second half of the options begin to vest at a rate of 1,875 options per year for four consecutive years after the stock price exceeds $18 for 30 consecutive days and the employee has two years of consecutive employment. All options expire six years after vesting. If target stock prices are not met, the options vest on 3/24/2011.
(gg)	3,750 vest on 2/6/2007, and 3,750 each expire on 2/6/2010, 2/6/2011, 2/6/2012, and 2/6/2013
(hh)	5,000 each expire on 3/3/2011, 3/3/2012, 3/3/2013, and 3/3/2014
(ii)	5,000 each vest on 6/21/2007, 6/21/2008, 6/21/2009, and 6/21/2010

Option Exercises and Stock Vested

None of the Company’s named executive officers exercised option awards, nor did any restricted stock awards vest, in 2006.

Pension Benefits

The Company maintains an Executive Supplemental Benefit Plan (Supplemental Plan) which provides certain former executives, including current director Randy Marks, with deferred compensation benefits. In 2006, Mr. Marks received $90,000 from the Supplemental Plan.

The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then current benefits, provide no additional benefit accruals for participants and to admit no new participants. Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is a member of a successor plan, the normal retirement age is increased to 65.

On November 30, 1994, the Supplemental Plan was also amended to provide that in the event of a change of control, participants employed at that time shall be entitled to receive a lump sum benefit equivalent to the present value of 50% of their base compensation as of the date of the change of control. A change of control will occur if (1) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of stock of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of combined voting power of the Company’s then outstanding voting securities; (2) during any period of 24 consecutive months, individuals who at the beginning of the period constitute the Board and any new director whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors (other than in connection with the contested election), before the beginning of the period cease, for any reason, to constitute at least a majority thereof; or (3) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation described in the Supplemental Plan.

Plan participants may request the Committee to begin the payment of retirement benefits beginning at age 55. It is within the discretion of the Compensation Committee as to whether or not a participant will be permitted to receive early retirement benefits.

Mr. Boldt did not participate in the Supplemental Plan. One current director and one current employee and 19 former employees are covered by the Supplemental Plan.

Nonqualified Deferred Compensation

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James R. Boldt (1)	—	$131,506	$8,636	—	$226,553
Brendan M. Harrington	—	—	—	—	—
Thomas J. Niehaus (1)	—	$62,303	$1,100	—	$32,886
Filip J.L. Gydé	—	—	—	—	—
Arthur W. Crumlish (1)	—	$49,368	$409	—	$26,575

(1)	During 2006, Messrs. Boldt, Niehaus and Crumlish were eligible to receive a contribution under the Computer Task Group, Incorporated Nonqualified Key Employee Deferred Compensation Plan (Plan). The contributions reflected above for these individual’s reflect the current year’s calculation of the Company’s contribution under the plan resulting from the operating results for 2006. These contributions are reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The “Aggregate Earnings in Last FY” are not included in the Summary Compensation Table as the earnings were not deemed to be above-market or preferential. Company contributions under the Plan to the named executives have been reported in previous years Summary Compensation Table under the column heading “Other Annual Compensation.”

On February 2, 1995 the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is intended as a successor plan to the Supplemental Plan (described further below). Participants in the Deferred Compensation Plan are eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attains annual defined performance objectives.

The Chief Executive Officer, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant’s base and Incentive compensation which will be contributed each year to the Deferred Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as determined by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

Plan participants have a 100% non-forfeitable right to the value of their corporation contribution account after the fifth anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the Plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 2006, the Company contributed fifteen percent (15%) of eligible named executive officer’s total cash compensation towards this Plan.

Potential Payments upon Termination or Change in Control

On July 16, 2001, the Company entered into a Change in Control Agreement with Mr. Boldt. The agreement provides that upon the occurrence of a change in control, Mr. Boldt will become fully vested in and entitled to exercise immediately all stock related awards he has been granted under any plans or agreements of the Company. The Agreement goes on to provide that upon the termination of Mr. Boldt’s employment (a) without cause by the Company or by himself with good reason within 24 months following a change in control or (b) by himself for any reason within 6 months after a change in control, Mr. Boldt will receive 2.99 times his full salary and Incentive as well as a lump sum to cover fringe benefits. A change in control will occur if (1) the Company’s stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company’s business or assets or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company’s then outstanding securities or (3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

If a change in control occurred on December 29, 2006, then Mr. Boldt would have immediately become fully vested in any stock option or restricted stock awards previously granted.13 If the stock price of the Company was $4.75, which was the closing price of the stock on 12/29/06, then Mr. Boldt could potentially have realized gains, before tax, from the sale of vested securities in the following amounts: (i) $47,500 from the sale of restricted stock, and (ii) $367,438 from the exercise of stock options.

Had Mr. Boldt’s employment been terminated: (i) without cause by the Company, or by himself with good reason, within 24 months following such change in control, or (ii) by himself for any reason within 6 months after such change in control; he would have been entitled to receive a lump sum cash payment from the Company totaling $2,851,728 by the tenth day following his termination. This payment equals 2.99 times the sum of Mr. Boldt’s current annual salary14 (“Salary”) and his highest annual Incentive payment from the last three years (“Incentive”); and includes an amount equal to twenty-five percent of Mr. Boldt’s Salary and Incentive.15 In addition, Mr. Boldt’s Change in Control Agreement would provide for an excise tax gross-up payment totaling $1,150,598 under such circumstances.

Each of the executive officers named herein has entered into a Change in Control agreement with the Company. These agreements contain provisions that are generally similar to those of Mr. Boldt except that, in the event their employment is terminated by the Company without cause or by themselves with good reason within 24 months after a change in control, such executives would receive two times their salary and Incentive. At the time these agreements were approved by the Compensation Committee, it was considered customary to include a single trigger such as the ones contained in the named executive officers agreements. For this reason, a single trigger was considered important to attracting, retaining and motivating executive officers.

[13]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End”.
[14]	Which was $425,000, as of 12/29/06.
[15]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period twenty four months.

If a change in control occurred on December 29, 2006, then each of the named executive officers (excluding Mr. Boldt) would have immediately become fully vested in any stock option or restricted stock awards previously granted.16 If the stock price of the Company was $4.75, which was the closing price of the stock on 12/29/06, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Named Executive Officer	Restricted Stock ($)	Stock Options ($)
Brendan M. Harrington	$9,500	$51,694
Thomas J. Niehaus	$11,875	$11,313
Filip J.L. Gydé	$19,000	$16,700
Arthur W. Crumlish	$19,000	$43,888

Had the above mentioned executive officers’ employment been terminated without cause by the Company, or by themselves with good reason, within 24 months following such a change in control, they would also have been entitled to receive, by the tenth day following their termination, lump sum cash payments from the Company in the following amounts:

•	Mr. Harrington would have received a lump sum payment of $644,245 and an excise tax gross-up payment of $232,331;

•	Mr. Niehaus would have received a lump sum payment of $938,725;

•	Mr. Gydé would have received a lump sum payment of $850,464; and

•	Mr. Crumlish would have received a lump sum payment of $755,471.

These payments equal two (2) times the sum of each individual’s current annual salary17 (“Salary”) and their highest annual Incentive payment from the last three years (“Incentive”); and also includes an amount equal to twenty-five percent (25%) of such Salary and Incentive amounts.18 Of these individuals, only Mr. Harrington would receive an excise tax gross-up payment; which would amount to $232,331.

Mr. Boldt is the only executive officer with an Employment Agreement affording severance benefits upon termination. Pursuant to the terms of such Agreement, in the event of termination by Mr. Boldt for Good Reason (as that term in defined in the Agreement), or by the Company other than for Cause (as that term in defined in the Agreement), Mr. Boldt will receive continued cash payments and medical and dental benefits for a period of twelve (12) months. The amount of such cash payments shall equal the average annual total cash compensation paid to Mr. Boldt during the most recent three year period. In the event Mr. Boldt remains unemployed after such twelve (12) month period, the Company must extend severance payments until an additional six (6) months time has elapsed or until employment is secured, whichever occurs first.

Payments made to Mr. Boldt pursuant to this Agreement are contingent upon his adherence to certain restrictive covenants, which are effective from the date of the Agreement and continue until one year after his separation from the Company. These restrictive covenants generally prohibit Mr. Boldt from, directly or indirectly: (i) engaging in any business activity which competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or encouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship.

[16]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End”.
[17]	Which, as of 12/29/06 was $200,000 for Mr. Harrington, $229,000 for Mr. Niehaus, $264,493 for Mr. Gydé and $225,000 for Mr. Crumlish.
[18]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period twenty four months.

Had Mr. Boldt’s employment been terminated19 on December 29, 2006, he would have been eligible to receive twenty (26) bi-weekly cash payments from the Company totaling $673,437 for the subsequent twelve month period. This amount reflects Mr. Boldt’s average annual cash compensation (i.e. annual salary and Incentive) for the prior three years. Mr. Boldt would also receive, for a period of twelve months, continuing medical and dental coverage under any plans he participates in as of the effective date of such termination. Continued medical and dental benefits would likely total approximately $6,885.20 In the event Mr. Boldt remains unemployed at the expiration of the twelve (12) month period subsequent to his termination, the Agreement provides for an extension of these payments for up to an additional six (6) month period.21 Pursuant to the terms of Mr. Boldt’s Employment Agreement, the termination benefits afforded under the Change in Control Agreement will supersede in the event his termination triggers payments under that Agreement.

Director Compensation Table

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	Option Awards ($) (d) (2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Thomas E. Baker	$57,000	$42,425	$41,108	—	—	—	$140,533
George B. Beitzel	$42,000	$42,425	$41,108	—	—	—	$125,533
Randall L. Clark	$47,000	$42,425	$41,108	—	—	—	$130,533
Randolph A. Marks	$27,500	$42,425	$41,108	—	—	$90,000	$201,033
John M. Palms	$40,500	$42,425	$41,108	—	—	—	$124,033
Daniel J. Sullivan	$42,000	$42,425	$41,108	—	—	—	$125,533

(1)	At December 31, 2006, each of the independent directors listed here owned 10,000 shares of Company restricted stock, which vest upon retirement from the Board.

(2)	At December 31, 2006, Messrs. Baker, Beitzel, Clark, Marks, Palms and Sullivan had 90,000, 164,000, 130,000, 160,000, 130,000, and 130,000 options outstanding, respectively. The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Company’s 1991 Employee Stock Option Plan and 2000 Equity Award Plan; and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 9, 2007.

Each non-employee director receives a $15,000 annual retainer, a $1,500 per meeting fee for attending Board meetings, a $1,500 per day fee for each day a committee meeting is held, and $5,00022 annual fee for each chairman of a committee. In 2006, non-employee directors received a restricted stock award of 10,000 shares, which fully vest upon retirement from the Board. Directors are also reimbursed for expenses they incur while attending board and committee meetings. Directors who are employees of the Company do not receive additional

[19]	The severance trigger requires that the termination be made either by Mr. Boldt for Good Reason or by the Company other than for Cause.
[20]	This amount reflects the total costs paid for medical, dental and disability insurance during 2006.
[21]

Total payments through the expiration of the six (6) month extension would amount to: (1) $336,719 in bi-weekly cash payments, and (2) approximately $3,443 in continued medical, dental and disability benefits.

[22]	The chairman of the audit committee receives an annual fee of $15,000 instead of the normal $5,000 chairman fee.

compensation for their services as directors. In 2006, Mr. Marks received $90,000 from the Company’s Executive Supplemental Benefit Plan as mentioned previously.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Randall L. Clark, Chairman

Thomas E. Baker

George B. Beitzel

John M. Palms

Daniel J. Sullivan

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding common stock were complied with for 2006. This belief is based solely on the Company’s review of copies of the reports furnished to it and written representations that no other reports were required.

Appointment of Auditors for Fiscal 2006 and Fees

The Audit Committee reappointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2006.

A representative of KPMG will be present at the annual meeting of shareholders. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under “All Other Fees,” below is compatible with maintaining the independent registered public accounting firms independence.

Audit Fees—The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual financial statements for the last two fiscal years, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-Q’s, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations was approximately $549,100 and $612,000 in 2006 and 2005, respectively.

Audit-Related Fees—The aggregate fees billed for assurance and related services rendered by KPMG for the last two fiscal years that are reasonably related to the performance of the audit or review of the Company’s financial statements was $0 in both 2006 and 2005.

Tax Fees—The aggregate fees billed in each of the last two fiscal years for professional services rendered by KPMG for tax compliance work was $0 for 2006 and 2005.

All Other Fees—Other than the fees described above, the Company did not pay any other fees in either 2006 or 2005 to KPMG.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Committee pre-approves each particular service on a case-by-case basis.

Incorporation by Reference.

The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

Directors’ and Officers’ Liability Insurance

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective May 1, 2006, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $369,241.

Certain Relationships and Related Transactions

During 2006 Mr. Marks, a director of the Company, received an annual sum of $90,000 payable monthly under the terms of the Supplemental Plan. Under the terms of a non-competition agreement that covered the period from March 1984 through October 1995, Mr. Marks also receives the same medical benefits as those provided to officers of the Company. The Company also paid the premiums on a life insurance policy for Mr. Marks with a face value of $300,000.

Approval and Ratification of Amendment to

Computer Task Group, Incorporated

Nonqualified Key Employee Deferred Compensation Plan

At the annual meeting, we are asking you to consider and take action on a proposal to approve and ratify an amendment to our Nonqualified Key Employee Deferred Compensation Plan (“Plan”). The Plan, which was adopted in 1995, provides participants with the opportunity to defer receipt of their compensation, together with any amount we contribute, in an investment account for payment upon separation from service.

The amendment to the Plan will allow us to provide participants with the opportunity to have Company contributions to their accounts invested in “Stock Units.” When the Compensation Committee elects to make a contribution to a participant’s account, the participant may make an irrevocable election, subject to the approval of the Compensation Committee, to have all or a portion of the Company’s contribution invested in Stock Units. At the time of election, the contribution is converted into Stock Units based on the then fair market value of our common stock. Each Stock Unit represents the right to receive one share of our common stock upon distribution from the account in accordance with the terms of the Plan. The amendment provides that the Stock Units issued under the Plan may not be redeemed for more than an aggregate of 500,000 shares of our common stock.

A copy of the full text of the Plan, as restated to include the effects of the amendment is set forth in Appendix A, and you are urged to refer to it for the complete terms of the Plan. The following is a summary of the Plan as amended. The summary is qualified in its entirety by reference to the full text of the Plan.

Purposes of the Plan. The purposes of the Plan are to establish an unfunded plan that will allow the Company to provide deferred compensation commensurate with the performance of the Company for executive management, to retain the services of those key employees and to provide an additional elective opportunity for executive management to defer a portion of their compensation on terms established by the Compensation Committee.

Administration of the Plan. The Plan is administered by and all Company contributions are authorized by the Compensation Committee. The Compensation Committee has the authority to compute and certify the amount and kind of benefits that are payable to participants and to authorize all disbursements. The Compensation Committee has the exclusive right to construe and interpret the Plan and all matters arising under it. The decisions, actions and records of the Compensation Committee are conclusive and binding on the Company and all persons having or claiming to have any right or interest in or under the Plan. The Plan may be amended, suspended or terminated at any time by the Compensation Committee.

Eligible Participants. In order to become eligible to participate in the Plan, an individual must first be recommended by our Chief Executive Officer and be approved by the Compensation Committee. Participants continue to be eligible to defer their compensation and to receive an award of Company contributions so long as their eligibility has not been terminated. A participant’s eligibility to participate in the Plan may be terminated on the recommendation of the Chief Executive Officer and the approval of the Compensation Committee, effective as of December 31 of the year in which the termination is approved.

Shares Subject to the Plan. The total number of shares of our common stock with respect to which Stock Units may be redeemed will not exceed 500,000 shares. The shares may be authorized but unissued shares or authorized and issued shares held in the Company’s treasury or acquired by the Company for the purposes of the Plan.

Employee and Company Contributions. During the initial 30-day period following an employee’s selection for participation in the Plan, he or she may irrevocably elect to defer all or a part of his or her compensation not yet earned during the Plan year in a certain dollar amount or percentage not to exceed that permitted by the Compensation Committee. With regard to any subsequent Plan year, a participant may irrevocably elect prior to January 1 of that Plan year to defer all or a part of his or her compensation in a certain dollar amount or percentage as permitted by the Compensation Committee.

The Compensation Committee maintains a deferred compensation account for each participant to which it separately allocates amounts to an employee contribution account and amounts to a corporation contribution account. Amounts from the employee’s compensation deferrals are maintained in the employee contribution account and are separately credited with interest or invested, in accordance with an election made by the participant, in one or more investment vehicles that are made available within the discretion of the Compensation Committee.

A participant that is eligible to receive an award of the Company’s contribution is awarded an amount equal to a specified percentage of his or her compensation. The percentage is determined for each Plan year based on the degree of achievement by the Company of certain performance targets recommended by the Chief Executive Officer and approved by the Compensation Committee. Both the award percentages and the degree of the achievement of the performance targets are determined by the Compensation Committee in its sole discretion following the close of the audit of the Company by its independent auditors for the Plan year. The amount of the award is then credited to the participant’s corporation contribution account and an election by the participant as to the percentage of the award to be invested in Stock Units.

The Plan is being amended to allow all or a portion of a participant’s corporation contribution account to be invested in Stock Units. Once made, the election to invest in Stock Units will be irrevocable. The number of Stock

Units credited to a participant’s corporation contribution account will be equal to the amount of the Company’s contribution allocated to Stock Units, divided by the fair market value of one share of our common stock as of the date of the Company contribution is credited to the participant’s account. Fair market value is defined by the Plan to mean for any particular date the closing price per share of the Company’s common stock as traded on the NASDAQ. At the time of payment of the participant’s deferred compensation account, each Stock Unit will be redeemed for one share of our common stock.

A participant’s interest in his or her deferred compensation account or in a trust to which the amounts in the account are contributed, if established by the Compensation Committee, is limited to the right to receive payments as provided under the Plan and the trust, if any, and the participant’s position will be that of a general unsecured creditor of the Company with regard to the entire deferred compensation account (i.e. the Company’s contributions, employee contributions, and interest, earnings, gains and losses).

Vesting. A participant has a 100% nonforfeitable right to the value of his or her employee contribution account. Except as otherwise provided for in the Plan, on the fifth anniversary of the participant’s date of hire, a participant will be fully vested in and have a 100% nonforfeitable right to his or her corporation contribution account and no participant has any right to any amount in that account prior to that date. The Plan does provide, however, that if a participant (1) incurs a separation from service involuntarily and without cause, or due to death, total disability or retirement at age 65 or later or (2) if there is a change in control event as defined in the Plan, the participant will be fully vested in and have a 100% nonforfeitable right to his or her corporation contribution account at the date of that separation from service or change in control event. If a participant incurs a separation from service for cause as defined in the Plan, the participant must forfeit all amounts in his or her corporation contribution account.

Payment of Benefits. Subject to the vesting provisions of the Plan, if a participant does not make an election in the time and manner specified in the Plan, payment of the vested value of his or her account will be paid in a lump sum as soon as practicable after he or she is separated from service. Except for those amounts, if any, in the corporation contribution account that are invested in Stock Units, vested amounts from the participant’s employee contribution account and the corporation contribution account will be paid in the form of cash. Stock Units will be paid in shares of our common stock.

The Plan does provide for an alternative form of payment of benefits. Subject to the terms of the Plan, during the initial 30-day period following a participant’s selection for participation in the Plan, a participant may elect to have the payment value of his or her deferred compensation account commence on the earlier of a specified date or a separation from service and/or to have payments distributed on an installment basis, the duration of which cannot last longer than 15 years. After the initial 30-day period following a participant’s selection for participation in the Plan, a participant may make a subsequent election to change the date on which and the form in which all Plan benefits, if any, will be paid. This subsequent election (i) must be made in writing, (ii) must be made 12 months before payments would otherwise commence, and (iii) will not be effective until 12 months after the date on which the election is made, and (iv) in the case of an election related to a payment other than a payment on account of death, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date the payment would otherwise have been made.

Forfeiture of Benefits. A participant will forfeit all future benefits payable from his or her corporation contribution account if the Compensation Committee determines the participant is engaged in any of the following activities: (i) use or disclosure of Company or client confidential information, (ii) activities or businesses substantially in competition with the Company, (iii) any other action, activity or course of conduct substantially detrimental to the Company’s business or business reputation, or (iv) violation of the provision of the terms of any nondisclosure and nonsolicitation, noncompetition or other contractual agreement between the Company and the participant.

Death Benefits. If a participant dies before payments to the participant have been completed, the balance of the participant’s benefit, including any Stock Units, will be paid to his or her beneficiary in the form of a lump sum cash payment. Cash payment for Stock Units, if any, will be based on the fair market value of the Company’s common stock as of the date of death.

Adjustment for Change in Capitalization and Other Adjustments. If there is any change in our outstanding shares by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares or by reason of any merger, consolidation, spin-off or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Stock Unit will be proportionately adjusted by the Compensation Committee, whose determination will be final and binding. In the event any of the transactions described immediately above occur or if there are any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company or their respective financial statements, or changes in applicable laws, regulations or accounting principles and whenever the Compensation Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Company contribution, then in order to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Compensation Committee, in its sole discretion, either by amendment or the terms of any outstanding Stock Units or by action taken prior to the occurrence of such transaction or event and either automatically or upon the participant’s request, is authorized to take any one or more of the following actions: (i) to provide for either the termination of any Stock Unit in exchange of an amount of cash and/or other property, if any, equal to the amount that would have been attained upon realization of the participant’s rights as of the date of the occurrence of the transaction or event described above or the replacement of the Stock Unit with other rights or property selected by the Compensation Committee, (ii) to provide that the Stock Unit be assumed by the successor or survivor corporation or will be substituted for by similar awards covering the stock of the successor or survivor corporation with appropriate adjustments as to the number and kind of shares and prices, (iii) to make adjustments in the number and type of shares of the Company common stock subject to the outstanding Stock Units, (iv) to provide that the Stock Unit will be payable or fully vested with respect to all shares covered thereby, and (v) to provide that the Stock Unit cannot vest or become payable after such event.

Rights as a Stockholder. Participants will not have any of the rights of a shareholder with respect to shares of the Company’s common stock covered by Stock Units until the date of issuance of a stock certificate with respect to the shares. A participant will not be entitled to receive dividends or dividend equivalents with respect to Stock Units that have not yet been redeemed for shares of the Company’s common stock.

Tax Consequences. For federal income tax purposes, a participant will generally recognize ordinary income in an amount equal to the fair market value of any shares received for the Stock Units on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

As of March 23, 2007, the closing price of the Common Stock as reported by the NASDAQ was $4.54 per share. A majority of the total votes cast in favor of this proposal is required to approve and ratify this Amendment to our Plan.

The Board of Directors Recommends that Shareholders Vote For this Proposal

OTHER INFORMATION

A shareholder giving a proxy may revoke it at any time before it is exercised. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

SHAREHOLDER PROPOSALS

Proposals of shareholders which are intended to be included in the Company’s proxy statement relating to its May 2008 annual meeting of shareholders must be received at the Company’s principal executive offices not later than December 6, 2007. A shareholder who wishes to present a proposal for consideration at the 2008 annual meeting without inclusion of such proposal in the Company’s proxy materials must give written notice of the proposal to the Secretary of the Company not later than sixty days in advance of the date of such meeting.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2007 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

April 4, 2007

By Order of the Board of Directors

Appendix A

COMPUTER TASK GROUP, INCORPORATED

NONQUALIFIED KEY EMPLOYEE DEFERRED COMPENSATION PLAN

2007 RESTATEMENT

ARTICLE 1

DEFINITIONS, BACKGROUND, PURPOSE AND EFFECTIVE DATE

Section 1.1. Definitions. For purposes of the Plan, the following terms have the definitions stated below unless the context clearly indicates otherwise:

(a) “Beneficiary” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the death benefits specified under this Plan if the Participant dies, and means the Participant’s executor or administrator if the Committee determines no other Beneficiary is designated and able to act under the circumstances.

(b) “Board” means the Board of Directors of Computer Task Group, Incorporated.

(c) “Change in Control Event” means any of the following:

(1) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

(2) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

(3) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation’s business and/or assets to a person or entity that is not a Subsidiary or other affiliate; or

(4) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any of its subsidiaries or any Person holding common shares of the Corporation for or pursuant to the terms of any such employee benefit plan, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

(5) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

(d) “CEO” means the Chief Executive Officer of the Corporation.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Compensation” means base salary and bonus compensation actually earned by a Participant in a calendar year, including any compensation made pursuant to a salary reduction agreement (e.g., cafeteria plans, 401(k) Plan elective deferrals) that are not includible in a Participant’s gross income under Code §§ 125, 402(e)(3), and 132(f) (qualified transportation fringes) and this Plan, and excluding, without limitation, (i) any amounts paid to a Participant under any other qualified or nonqualified compensation plan, including without limitation any amounts paid pursuant to a stock option or other stock plan and (ii) any noncash compensation such as relocation expenses, advances on salary and travel advances.

(h) “Corporation” means Computer Task Group, Incorporated, a New York corporation, and its successors.

(i) “Corporation Stock” means shares of common stock, $.01 par value, issued by the Corporation, or any successor securities thereto.

(j) “Corporation Contribution Account” means a sub-account of the Deferred Compensation Account, comprised of Corporation Contributions credited to that sub-account, and adjusted for earnings and losses on that sub-account.

(k) “Deferred Compensation Account” means the account maintained for each Participant to which are credited all amounts allocated to that account in accordance with this Plan, and adjusted for earnings and losses on that account.

(l) “Employee Contribution Account” means a sub-account of the Deferred Compensation Account, comprised of the Employee Contributions allocated to that sub-account and earnings and losses on that sub-account.

(m) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(n) “Fair Market Value” means, for any particular date, (i) for any period during which the Corporation Stock is listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDQ”), the closing price per share of Corporation Stock on such exchange or the NASDAQ official close price as of such trading day, or (ii) the market price per share of Corporation Stock as determined in good faith by the Committee in the event (i) above is not applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day will be the Fair Market Value on the next preceding day when the markets were open.

(o) “401(k) Plan” means the Computer Task Group, Incorporated 401(k) Retirement Plan.

(p) “Participant” means an employee selected to participate in the Plan pursuant to Section 2.1.

(q) “Plan” means the Computer Task Group, Incorporated Nonqualified Key Executive Deferred Compensation Plan as initially approved by the Committee on February 2, 1995, and as amended from time to time.

(r) “Plan Administrator” means the Committee.

(s) “Plan Year” means the calendar year, unless otherwise determined by the Committee. The first Plan Year commenced on January 1, 1995.

(t) “Rabbi Trust” means a trust agreement, if established, entered into by and between the Corporation and any trustee, to provide certain benefits under this Plan.

(u) “SEC” means the Securities and Exchange Commission.

(v) “Separation from Service” with respect to any Participant means: a termination of his or her employment with the Corporation on account of his or her retirement, death, Total Disability, or other voluntary or involuntary separation from service. An event will be deemed to constitute a Separation from Service only if it represents a “separation from service” within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code.

(w) “Separation from Service for Cause” means termination of employment due to embezzlement from the Corporation; theft from the Corporation; defrauding the Corporation; use or disclosure of Corporation or client confidential or proprietary information; engaging in activities or businesses that are substantially in competition with the Corporation; any other action, activity or course of conduct substantially detrimental to the Corporation’s business or business reputation; or violation of the provision of the terms of any nondisclosure and nonsolicitation, noncompetition, or other contractual agreement between the Participant and the Corporation.

(x) “Specified Employee” means an Employee who qualifies as a “specified employee” within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code. An employee who is a Specified Employee at any time during the 12 month period ending on December 31 will be deemed to be a Specified Employee for the 12 month period commencing the following April 1.

(y) “Stock Unit” means the right to receive a share of Corporation Stock that is granted pursuant to the terms of Sections 3.2 and 4.3.

(z) “Total Disability” means a disability where Participant is unable to effectively engage in the material activities required for Participant’s position with the Corporation by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period.

(aa) “Unforeseeable Emergency” is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. The need to send the Participant’s child to college or the desire to purchase a residence will not be considered Unforeseeable Emergencies. Withdrawals or acceleration will not be permitted to the extent the emergency is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, or (2) by liquidation of the Participant’s assets, to the extent the liquidation of those assets would not itself cause severe financial hardship. An event will be deemed to constitute an “Unforeseeable Emergency” only if it represents the “occurrence of an unforeseeable emergency” within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code.

Section 1.2. Background and Purpose of the Plan. The purpose of the Plan is to establish an unfunded plan to provide Corporation-provided deferred compensation commensurate with the performance of the Corporation for a select group of highly compensated employees, to retain the services of certain of those employees, and to provide an additional elective opportunity for certain of those employees to defer a portion of their compensation on terms established by the Committee.

Section 1.3. Effective Date. The original effective date of the Plan is January 1, 1995. The Plan was previously restated on January 1, 2003, and May 3, 2006. The effective date of this restatement is January 1, 2007.

ARTICLE 2

PARTICIPATION

Section 2.1. Eligibility for Participation. An employee of the Corporation will be eligible to participate in the Plan if, with respect to the ability to make Elective Contributions pursuant to Section 3.1 and to be awarded

Corporation Contributions pursuant to Section 3.2, the employee is recommended by the CEO to participate in the Plan and that recommendation is approved by the Committee, in its sole discretion. Any employee selected as a Participant becomes a Participant immediately following the employee’s selection.

Section 2.2. Cessation of Eligibility. With respect to any Plan Year, a Participant will continue to be eligible to elect to defer Compensation pursuant to Section 3.1 and to receive an award of Corporation Contributions pursuant to Section 3.2, so long as the Participant’s eligibility has not been terminated. A Participant’s eligibility to participate in the Plan may be terminated on the recommendation of the CEO and the approval of the Committee, effective as of December 31 of the year in which the termination is approved.

ARTICLE 3

CONTRIBUTIONS

Section 3.1. Employee Contributions.

(a) Initial Employee Elective Deferral. During the initial 30-day period following a Participant’s selection for participation in the Plan under Article 2, the Participant may irrevocably elect to defer all or a part of his or her Compensation, not yet earned during that Plan Year, in a certain dollar amount or percentage not to exceed that permitted by the Committee.

(b) Subsequent Employee Contributions. With respect to any subsequent Plan Year, a Participant may irrevocably elect prior to January 1 of that Plan Year to defer all or a part of his or her Compensation in a certain dollar amount or percentage not to exceed that permitted by the Committee. All amounts deferred under subsections 3.1(a) and 3.1(b) constitute “Employee Contributions” under the Plan. The Committee will credit the Participant’s Employee Contribution Account with an amount equal to those Employee Contributions at the times and in amounts as would otherwise have been paid or made available to that Participant. The elections described in subsections 3.1(a) and 3.1(b) will be made by the time and using the forms the Plan Administrator provides.

Section 3.2. Corporation Contributions. With respect to each Plan Year, a Participant eligible to receive an award of Corporation Contributions will be awarded an amount equal to a specified percentage of the Participant’s Compensation for the Plan Year. The percentage will be determined for each Plan Year based on the degree of achievement by the Corporation of certain performance targets recommended by the CEO and approved by the Committee. Both the award percentages and the degree of the achievement of the performance targets will be determined by the Committee, in its sole discretion, at a meeting of the Committee following the close of the audit of the Corporation by its outside accountants for the Plan Year. The award will be credited to the Participant’s Corporation Contribution Account as soon as practicable following the determination of the Committee as to the amount of the award, if any, for the Plan Year and an election by the Participant as to the percentage, if any, of the award to be invested in Stock Units pursuant to Section 4.3.

ARTICLE 4

ACCOUNTS AND INVESTMENTS

Section 4.1. The Deferred Compensation Account. The Committee will maintain for each Participant a Deferred Compensation Account to which it will credit all amounts allocated to the Participant’s Employee Contribution Account and Corporation Contribution Account in accordance with Sections 3.1 and 3.2. The Committee will credit the Participant’s Deferred Compensation Account with contributions at the time the contributions are received in accordance with Sections 3.1 and 3.2. Each Participant’s Deferred Compensation Account will be adjusted no less often than annually to reflect the credits made to the Deferred Compensation Account and any interest, earnings, gains and losses thereon pursuant to Section 4.2. These adjustments will be made as long as any amount remains credited to the Deferred Compensation Account. The amounts allocated and the adjustments made comprise the Deferred Compensation Account at any time.

Section 4.2. Interest, Earnings, Gains and Losses. Amounts represented by each Participant’s Deferred Compensation Account will be separately credited with interest or invested in one or more investment vehicles in the sole discretion of the Committee. The amounts contributed to a Participant’s Deferred Compensation Account may be invested in the manner directed by the Participant, subject to final approval and authorization by the Committee in accordance with Sections 6.2 and 6.3, as applicable. In making investment decisions, Participants will select from among the investment options made available by the Plan Administrator. All or a portion of a Participant’s Company Contribution Account may be invested in Stock Units in accordance with Section 4.3. Subject to Section 4.3, the Plan Administrator will prescribe rules regarding the manner and frequency of changes of investment selections by Participants. Each Deferred Compensation Account will be separately credited with the interest or the earnings, gains and losses of those individual investment vehicles for the period for which the account is so invested no less often than annually.

Section 4.3. Investment of Company Contribution in Stock Units. On the award of a Corporation Contribution under Section 3.2, a Participant may elect, subject to final approval and authorization of the Committee in accordance with Section 6.3, to invest all or a portion of the Corporation Contribution for the Plan Year in Stock Units. Such an election to invest an amount in Stock Units will be irrevocable as of the date the Corporation Contribution is credited to the Participant’s Corporation Contribution Account. The number of Stock Units credited to a Participant’s Corporation Contribution Account will be equal to the amount of the Corporation Contribution allocated to Stock Units, divided by the Fair Market Value of one share of Corporation Stock as of the date the Corporation Contribution is credited to the Participant’s account. Subject to Section 4.9, at the time of payment of the Participant’s Deferred Compensation Account, each Stock Unit will be redeemed for one share of Corporation Stock.

Section 4.4. The Rabbi Trust. The Committee may, but is not required to, determine that the Corporation establish a Rabbi Trust to which the Corporation must contribute all amounts credited to the Employee and Corporation Contribution Accounts in accordance with Articles 3 and 4.

Section 4.5. Rights as General Creditor. Unless the Corporation establishes the Rabbi Trust, a Deferred Compensation Account does not constitute a trust fund or escrow. A Participant’s interest in the Deferred Compensation Account and in the Rabbi Trust, if established, is limited to the right to receive payments as provided under the Plan and the Rabbi Trust, if any, and the Participant’s position is that of a general unsecured creditor of the Corporation with respect to the entire Deferred Compensation Account, i.e., the Corporation Contributions, Employee Contributions, and interest, earnings, gains and losses on them.

Section 4.6. Vesting in Employee Contribution Account. Except as otherwise provided in this Article, a Participant at all times has a 100% nonforfeitable right to the value of his or her Employee Contribution Account.

Section 4.7. Vesting in Corporation Contribution Account.

(a) Except as otherwise described in subsections (b) through (c), on the fifth anniversary of the Participant’s date of hire, as defined in the 401(k) Plan, a Participant will be fully vested in and have a 100% nonforfeitable right to his or her Corporation Contribution Account and no Participant has any right to any amount in that account prior to that date.

(b) If a Participant (i) incurs a Separation from Service involuntarily and without Cause, or due to death, Total Disability, or retirement at age 65 or later, or (ii) if there is a Change in Control Event, that Participant will be fully vested in and have a 100% nonforfeitable right to his or her Corporation Contribution Account at the date of that Separation from Service or Change in Control Event, as the case may be.

(c) If a Participant incurs a Separation from Service for Cause, the Participant must forfeit all amounts in the Participant’s Corporation Contribution Account.

Section 4.8. Payment of Benefits.

(a) Normal Form. Except as otherwise provided in this Section and subject to the vesting provisions of Section 4.7, if a Participant does not make an election in the time and manner specified in subsection (b), payment of the vested value of that Participant’s Deferred Compensation Account will be paid in a lump sum as soon as practicable after the Participant is Separated from Service. Except for those amounts, if any, in the Corporation Contribution Account that are invested in Stock Units, vested amounts from the Employee Contribution Account and the Corporation Contribution Account will be paid in the form of cash. Stock Units will be paid in shares of Corporation Stock in accordance with Section 4.3. If on the date of the Participant’s Separation from Service he or she is a Specified Employee, no benefits will be paid prior to the date that is six months after the date of Separation from Service.

(b) Alternative Form.

(1) Initial Election. During the initial 30-day period following a Participant’s selection for participation in the Plan under Article 2, a Participant may elect: (i) to have the payment of the value of the Participant’s Deferred Compensation Account commence upon the earlier of a specified date or a Separation from Service; and/or (ii) to have payments distributed on an installment basis, the duration of which cannot last longer than 15 years. If the Participant elects to receive his or her benefits under this Plan on an installment basis and the Participant is a Specified Employee on the date the Participant is Separated from Service, no benefits will be paid prior to the date that is six months after the date of the Participant’s Separation from Service. Payments to which a Participant would otherwise be entitled during the first six months following the date of Separation from Service will be accumulated and paid on the day that is six months after the date of Separation from Service. If a Participant who holds Stock Units elects installment payments under this Section 4.8, the number of shares of Corporation Stock issuable each year will be rounded down to the nearest whole share of stock. The value of any remaining fractional shares will be paid in cash at the same time shares are issued.

(2) Subsequent Election. After the initial 30-day period following a Participant’s selection for participation in the Plan under Article 2, a Participant may make a subsequent election to change the date on which and the form in which all Plan benefits, if any, will be paid. This subsequent election (i) must be in writing, (ii) must be made 12 months before payments would otherwise commence, (iii) will not be effective until 12 months after the date on which the election is made, and (iv) in the case of an election related to a payment other than a payment on account of death, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date the payment would otherwise have been made. Elections made under this section must be filed in compliance with the rules and procedures prescribed by the Committee.

(c) Unforeseeable Emergency. In the case of an Unforeseeable Emergency, a Participant may submit a written request to the Committee for (1) a distribution of all or a part of his or her Employee Contribution Account and, if fully vested, all or a part of his or her Corporation Contribution Account, prior to the date benefits otherwise would be payable, or (2) an acceleration of the payment of installment payments that already have begun. Withdrawals or acceleration because of an Unforeseeable Emergency are permitted only to the extent reasonably necessary to satisfy the emergency and to the extent they are permitted under Section 409A of the Code.

(d) Forfeiture. Notwithstanding any other provision of the Plan, a Participant will forfeit all future benefits payable from his or her Corporation Contribution Account under the Plan if the Committee determines the Participant to be engaged in any of the following activities:

(1) Use or disclosure of Corporation or client confidential or proprietary information;

(2) Activities or businesses substantially in competition with the Corporation;

(3) Any other action, activity or course of conduct substantially detrimental to the Corporation’s business or business reputation; or

(4) Violation of the provision of the terms of any nondisclosure and nonsolicitation, noncompetition, or other contractual agreement between the Participant and the Corporation.

Section 4.9. Death Benefits. If a Participant dies before payments to the Participant have been completed under Section 4.8, the balance of the Participant’s benefit, including any outstanding Stock Units, will be paid to his or her Beneficiary in the form of a single lump sum cash payment as soon as practicable after the death of the Participant. Cash payment for Stock Units, if any, will be based on the Fair Market Value of Corporation Stock as of the date of death. Each Participant may designate the Beneficiary for the benefits provided on his or her death under the Plan. That designation may be changed from time to time. All designations must be made on forms provided by and filed with the Plan Administrator.

Section 4.10. Set-off. Notwithstanding any other provision of this Plan, any amounts payable to the Participant or any Beneficiary under this Plan may be used by the Corporation to set off any indebtedness owed to the Corporation by that Participant or Beneficiary for any reason.

ARTICLE 5

AMENDMENT, SUSPENSION, OR TERMINATION

Section 5.1. Amendment, Suspension, or Termination. The Committee may amend, suspend or terminate the Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of the Committee.

Section 5.2. No Reduction. No amendment, suspension or termination may operate to adversely affect the benefit otherwise available to a Participant under the Plan determined as if the Participant had ceased being a Participant on or before the effective date of that amendment, suspension, or termination. The value of a Participant’s Deferred Compensation Account, if any, determined as of the effective date of that amendment, suspension or termination will continue to be adjusted for investment results as provided in Sections 4.1 through 4.3 until paid. Any benefit determined as of that date will continue to be payable as provided in Sections 4.6 through 4.8.

ARTICLE 6

ADMINISTRATION OF THE PLAN

Section 6.1. Named Fiduciary. The named fiduciary of the Plan is the Committee.

Section 6.2. Administration by Committee. The general administration of this Plan, as well as its construction and interpretation, is the responsibility of the Committee, the number and members of which are designated and appointed from time to time by, and serve at the pleasure of the Board. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies will be filled promptly by the Board. The Corporation will pay any and all expenses incurred in the administration of the Plan.

Section 6.3. Delegation. The Board may designate one of the members of the Committee as chairman and may appoint a Secretary who need not be a member of the Committee and may be a Participant in the Plan. The Secretary will keep minutes of the Committee’s proceedings and all data, records and documents relating to the Committee’s administration of the Plan. The Committee may appoint from its number subcommittees with such powers as the Committee determines and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee. The Committee may delegate to one or more members of the Committee or officers of the Corporation the authority to approve and authorize investment decisions made by Participants. To the extent necessary for the exemption from Section 16(b) of the Securities Exchange Act of 1934 provided by SEC Rule 16b-3 to be available, any investment decision made by a Participant who is an officer of the Corporation that relates to the Participant’s Corporation Contribution Account shall be approved by the Board or a committee of the Board consisting solely of “Non-Employee Directors” (as that term is defined under SEC Rule 16b-3).

Section 6.4. Majority Vote. All resolutions or other actions taken by the Committee must be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

Section 6.5. Exclusive Right to Interpret Plan. The Committee, from time to time, will establish rules, forms and procedures for the administration of the Plan. The Committee has the exclusive right to interpret the Plan and to decide any and all matters arising under it or in connection with the administration of it. The decisions, actions and records of the Committee are conclusive and binding on the Corporation and all persons having or claiming to have any right or interest in or under the Plan.

Section 6.6. Reliance. The members of the Committee and the officers and directors of the Corporation are entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Corporation.

Section 6.7. Indemnification. No member of the Committee is liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part. The Corporation must indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee. Expenses against which a member of the Committee will be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement of one of those. This right of indemnification is in addition to any other rights to which any member on the Committee may be entitled as a matter of law.

Section 6.8. Additional Powers. The Committee has the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Participants and their beneficiaries and to authorize all disbursements for those purposes.

Section 6.9. Information. The Corporation will supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirements, deaths or other terminations of employment, and other pertinent facts as the Committee may require.

ARTICLE 7

STOCK SUBJECT TO THE PLAN

Section 7.1. Shares Available for Stock Units. The total number of shares of Corporation Stock with respect to which Stock Units may be redeemed under the Plan will not exceed 500,000 shares. Such shares may be authorized but unissued Corporation Stock or authorized and issued Corporation Stock held in the Corporation’s treasury or acquired by the Corporation for the purposes of the Plan.

Section 7.2. Adjustment for Change in Capitalization. If there is any change in the outstanding shares of Corporation Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spin-off or other corporate reorganization in which the Corporation is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Stock Unit will be proportionately adjusted by the Committee, whose determination will be final and binding. After any adjustment made pursuant to this Section 7.2, the number of shares subject to each outstanding Stock Unit will be rounded to the nearest whole number.

Section 7.3. Other Adjustments. In the event of any transaction or event described in Section 7.2 or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Corporation Contribution under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Stock Units or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(a) To provide for either (1) termination of any Stock Unit in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights as of the date of the occurrence of the transaction or event described in this Section 7.3, or (2) the replacement of the Stock Unit with other rights or property selected by the Committee in its sole discretion;

(b) To provide that the Stock Unit be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of shares of Corporation Stock subject to outstanding Stock Units and/or in the terms and conditions of rights and awards that may be granted in the future;

(d) To provide that the Stock Unit will be payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan; and

(e) To provide that the Stock Unit cannot vest or become payable after such event.

Section 7.4. Re-use of Shares. To the extent a Corporation Contribution invested in Stock Units is forfeited for any reason, or is settled by payment of cash, any shares of Corporation Stock subject to the Stock Units will again be available for investment in Stock Units under the Plan. Shares withheld to satisfy tax withholding obligations will not be available for further investment in Stock Units under the Plan.

Section 7.5. Rights as a Stockholder. A Participant will have none of the rights of a shareholder with respect to shares of Corporation Stock covered by any Stock Unit until the date of issuance of a stock certificate with respect to the shares. A Participant will not be entitled to receive dividends or dividend equivalents with respect to Stock Units that have not yet been redeemed for shares of Corporation Stock.

Section 7.6. Securities Matters.

(a) The Corporation is under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Corporation Stock to be issued under the Plan or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Corporation is not obligated to cause to be issued or delivered any certificates evidencing shares of Corporation Stock pursuant to the Plan unless and until the Corporation is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Corporation Stock are listed. Certificates evidencing shares of Corporation Stock issued pursuant to the terms of this Plan may bear such legends as the Committee or the Corporation, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

(b) It is intended that the Plan be interpreted and administered to the maximum extent possible so as to make the exemption under SEC Rule 16b-3 available for the transactions under the Plan. If any provision of the Plan would cause the exemption under SEC Rule 16b-3 to be unavailable if applied as written, such provision will not have effect as written and will be given effect so as to make the exemption under SEC Rule 16b-3 available, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Stock Units to make available the exemption under SEC Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to SEC Rule 16b-3.

ARTICLE 8

GENERAL PROVISIONS

Section 8.1. Funding. The Plan and the Rabbi Trust, if established, constitute an unfunded arrangement and have the status as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA. The plan is not intended to be the principal source of retirement income for the Participants or Beneficiaries.

Section 8.2. Nonassignability. The interests of any person under the Plan (other than the Corporation) must not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of that person, and any attempt to effectuate any such actions shall be void.

Section 8.3. Interest of Participant. Except as provided in the Rabbi Trust, if any, a Participant and the Participant’s Beneficiaries, in respect of the Participant’s Deferred Compensation Account, and any benefit to be paid under the Plan, are and remain simply creditors of the Corporation in the same manner as any other creditor having a general claim, if and when the Participant’s or Beneficiaries’ rights to receive payments mature and become payable. Except as provided in the Rabbi Trust, if any, at no time may the Participant be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to any investments held.

Section 8.4. Leaves of Absence. The Committee may permit the Participant to take a leave of absence for a period not to exceed one year. During that leave, the Participant still will be considered to be in the continuous employment of the Corporation for all purposes of this Plan.

Section 8.5. Withholding. The Corporation has the right to deduct or withhold from the benefits paid under the Plan (or from other amounts payable to the Participant, if necessary) all taxes that may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or that may become effective any time during the term of the Plan. Whenever shares of Corporation Stock are to be delivered as payment for Stock Units, the Corporation will have the right to require the Participant to remit to the Corporation in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related to the payment. The Committee in its sole discretion may permit a Participant to satisfy the foregoing requirement by electing to have the Corporation withhold from delivery shares of Corporation Stock having a value equal to the minimum amount of tax required to be withheld. Such shares will be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts will be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to the Stock Unit award. Any tax withholding above the minimum amount of tax required to be withheld must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant.

Section 8.6. Exclusivity of Plan. The Plan is intended solely for the purpose of providing deferred compensation to the Participants to the mutual advantage of the parties. Nothing contained in the Plan may affect or interfere in any way with the right of a Participant to participate in any other benefit plan in which he or she may be entitled to participate.

Section 8.7. No Right to Continued Service. Neither the Plan nor any agreements signed in relationship to the Plan, either singly or collectively, may obligate the Corporation in any way to continue the employment of a Participant with the Corporation or prohibit the Corporation from terminating a Participant’s employment. Nor does this Plan or the Plan Participation Agreement prohibit or restrict the right of a Participant to terminate employment with the Corporation. Termination of a Participant’s employment with the Corporation, whether by action of the Corporation or by the Participant, immediately terminates the Participant’s future participation in the Plan. All further obligations of either party will be determined under the provisions of this Plan according to the nature of the termination. The Corporation is an at will employer.

Section 8.8. Notice. Each notice and other communication must be in writing and deemed given only when (a) delivered by hand, (b) transmitted by telex or telecopier (provided a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Corporation at its principal office and to a Participant at the last known address of the Participant (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

Section 8.9. Claims Procedures. If a Participant or the Participant’s designated Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Committee. The Committee establishes a claims procedure with the following provisions:

(a) Notification of Decision. If the claim is wholly or partially denied, the Committee will notify the claimant in writing within 90 days after the claim has been received (unless special circumstances require an extension of up to 90 additional days). The written notification must state the specific reasons for the denial of the claim and the specific references to the Plan provisions upon which the denial is based. It must describe any additional material the claimant may need to submit to the Committee to have the claim approved and must give the reasons why the material is necessary. In addition, the notice must explain the claim review procedure and be written in a manner calculated to be understood by the Participant or the Beneficiary.

(b) Claim Review Procedure. If a Participant or Beneficiary receives a notice that the claim has been denied, the claimant, or his or her authorized representative, may appeal to the Committee for a review of the claim. The claimant must submit a request for a review in writing to the Committee no later than 60 days after the date the written notice of the claim denial is received. The claimant, or his or her representative, may then review Plan documents that pertain to the claim and may submit issues and comments in writing to the Committee. The Committee must give the claim for review a full and fair review and must deliver to the claimant a written determination of the claim, including specific reasons for the decision, not later than 60 days after the date the Committee received the request for review (unless special circumstances require an extension of up to 60 additional days). The decision of the Committee will be final and conclusive.

Section 8.10. New York Law Controlling. The Plan must be construed in accordance with the laws of the State of New York. All controversies arising must be adjudicated in a court of competent jurisdiction located in the State of New York, and the Participant hereby consents to jurisdiction in the State of New York for purposes of that legal action.

Section 8.11. Severability. Every provision of the Plan is intended to be severable. If any provision of the Plan is illegal or invalid for any reason, the illegality or invalidity of that provision will not affect the validity or legality of the remainder of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been made part of the Plan.

Section 8.12. Binding on Successors. The Plan is binding on the Participants and the Corporation, their heirs, successors, legal representatives and assigns.

Section 8.13. Discretionary Nature of Plan. Participation in and determination of amounts of benefits under the Plan will be determined in the sole discretion of the Committee. No employee has any right to receive benefits under the Plan for any reason (including but not limited to, length of service, performance, receipt of benefits in prior periods, and awards to other individuals) other than as determined by the Committee acting in its sole discretion.

Section 8.14. Titles. Titles to the Articles and Sections of this Plan are included for convenience only and do not control the meaning or interpretation of any provision of this Plan.

Section 8.15. Code Section 409A Savings Clause. Notwithstanding any other provision in this Plan, to the extent that any amounts payable under this Plan (1) are subject to Section 409A of the Code, and (2) the time or form of payment of those amounts would not be in compliance with Section 409A of the Code, then payment of those amounts will be made at such time and in such a manner that the payment will be in compliance with Section 409A of the Code. If the time or form of payment cannot be modified in such a way as to be in compliance with Section 409A of the Code, then the payment will be made as otherwise provided in this Plan, disregarding this Section.

Section 8.16. Special 409A Transitional Rules. Consistent with the provisions found in Internal Revenue Service Notice 2005-1 and regulations proposed under Section 409A of the Code, Participants may, prior to December 31, 2007, make a new payment election regarding the distribution date and the form under which benefits under the Plan are to be paid for benefits under the Plan, which election will override any prior election or any contrary provision of the Plan. However, a Participant cannot in calendar year 2007 change payment elections with respect to payments that the Participant would otherwise receive in 2007, or to cause payments to be made in 2007.

Section 8.17. 409A Liability Limitation. Benefits under the Plan are intended to comply with the rules of Section 409A of the Code and will be construed accordingly. However, the Corporation will not be liable to any Participant or Beneficiary with respect to any benefit related adverse tax consequences arising under Section 409A or other provision of the Code.

COMPUTER TASK GROUP, INC.

Date:	By:

Title:

002CS – 13973

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - George B. Beitzel Class II Nominee	☐	☐	02 - Randolph A. Marks Class I Nominee	☐	☐	03 - Randall L. Clark Class I Nominee	☐	☐

	For	Against	Abstain

2. To consider approval and ratification of an amendment to the Computer Task Group, Incorporated Nonqualified Key Employee Deferred Compensation Plan.	☐	☐	☐	3. Said proxies are given discretionary authority to vote and act upon such other matters as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears hereon. Each joint tenant must sign. When signing as attorney, executor, trustee, etc., give full title. If signer is a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

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Proxy — Computer Task Group, Incorporated

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter P. Radetich and James R. Boldt and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(K) Profit Sharing Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company’s Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 9, 2007 at 10:00 a.m. or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and in accordance with the judgement of the proxies on any other matters that may properly come before the meeting.

MARK, SIGN AND DATE ON REVERSE SIDE